UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2012

WEX Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-526993
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

97 Darling Avenue, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(207) 773-8171

Wright Express Corporation
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 25, 2012, Wright Express Corporation (the "Company") changed its name to WEX Inc. The name change did not require stockholder approval and was effected under Section 253 of the Delaware General Corporation Law by merging a wholly-owned Delaware subsidiary with and into the Company. The Company was the surviving corporation and, in connection with the merger, the Certificate of Incorporation of the Company was amended to change its name to WEX Inc. pursuant to the Certificate of Ownership and Merger filed with the Secretary of State of the State of Delaware. A copy of the Certificate of Ownership and Merger is attached hereto as Exhibit 3.1.

Effective October 25, 2012, the Board of Directors of the Company approved an amendment to and restatement of the Company’s amended and restated bylaws to reflect the name change. Except for the change in the Company’s name, there were no other changes to the Company’s Bylaws. A copy of the Company’s amended and restated bylaws is attached hereto as Exhibit 3.2.

The Company’s trading symbol, WXS, did not change. However, the Company’s common stock now trades under a new CUSIP number, 96208T 104.

Item 8.01 Other Events.

On October 25, 2012, the Company issued a news release entitled "Wright Express Changes Its Name to WEX Inc." A copy of the news release is furnished as exhibit 99.1 and is incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

3.1 Certificate of Ownership and Merger effective October 25, 2012
3.2 Amended and Restated Bylaws effective October 25, 2012
99.1 Press release of WEX Inc. dated October 25, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEX Inc.

October 30, 2012	By:	/s/ Steve Elder

Name: Steve Elder
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Ownership and Merger effective October 25, 2012
3.2	Amended and Restated Bylaws effective October 25, 2012
99.1	News release of WEX Inc. dated October 25, 2012